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                                                                    EXHIBIT 10.2

                     THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

         This Third Amendment to Employment Agreement (the "Amendment") is made and entered into as of the 2nd day of February 2005 by and between Arlington Hospitality Inc. (the "Company") and Stephen K. Miller ("Employee").

                                    RECITALS

         WHEREAS, the Company and Employee entered into that certain Employment Agreement dated July 25, 2003 by and between the Company and Employee, as amended by the First Amendment dated September 10, 2003 and the Second Amendment dated October 31, 2003 (collectively, the "Agreement");

         WHEREAS, pursuant to the Agreement, Employee is currently employed by the Company as its Senior Vice President - Real Estate and Business Development; and

         WHEREAS, the Company and Employee have agreed to modify the Agreement as provided herein;

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements of the parties herein contained, the parties agree as follow:

All capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Agreement.

1. Amendment to Section 1.1. Section 1.1 of the Agreement is amended by deleting it in its entirety and replacing it with the following:

         1.1 Employment. The Company hereby employs, engages and hires Employee and Employee hereby accepts employment with the Company for the Position, upon the responsibilities as allocated from time to time by the Company's President or such other person(s) or entity directing the business affairs of the company. Employee's title shall be Senior Vice President - Real Estate and Business Development; provided, however, effective January 1, 2005, Employee shall serve as the Interim Chief Executive Officer of the Company and shall serve in such capacity until the earlier of April 30, 2005 or until a successor Chief Executive Officer (a "New CEO") is duly appointed by the Company's Board of Directors. During the period Employee serves as Interim Chief Executive Officer (the "Interim Period"), Employee shall perform those responsibilities as allocated from time to time by the Company's Board of Directors. After expiration of the Interim Period, Employee shall serve as the Company's Senior Vice President - Real Estate and Business Development.

         2. Amendment to Section 2.1. Section 2.1 of the Agreement is amended by deleting it in its entirety and replacing it with the following:


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         2.1      Term. The term of employment under this Agreement shall be for the period commencing effective as of August 19, 2003 and ending April 30, 2006. The period of Employee's employment hereunder is referred to as the "Employment Term".

3. Amendment to Section 2.4. Section 2.4 of the Agreement is amended by deleting it in its entirety and replacing it with the following:

         2.4 Severance Upon Termination Without Cause. If the Company terminates Employee's employment without Cause and such termination is effective as of a date that is: (a) three (3) months or more prior to the end of the expiration of the Employment Term, Employee shall be entitled to receive (i) his then-current Base Salary, expense reimbursement, vacation pay, benefits and bonuses, each to the extent earned, accrued and unpaid through the date of termination, plus (ii) the Usual Salary Amount (as defined in Exhibit A) for a period ending on the lesser of six (6) months after the termination or the end of the Employment Term, which amounts shall be payable in intervals in accordance with the general payroll payment practice of the Company; or (b) less than three
         (3) months prior to the end of the Employment Term, Employee shall be entitled to receive (i) his then-current Base Salary, expense reimbursement, vacation pay, benefits and bonuses, each to the extent earned, accrued and unpaid through the date of termination, plus (ii) the Usual Salary Amount (as defined in Exhibit A) for a period of three
         (3) months, which amounts shall be payable in intervals in accordance with the general payroll payment practice of the Company. Notwithstanding the foregoing, if Employee is terminated without Cause at any time within twelve (12) months of the Company's appointment of a New CEO ("CEO Termination Date"), Employee shall be entitled to receive, in lieu of the severance payments described in (a) and (b) above: (i) his then-current Base Salary, expense reimbursement, vacation pay, benefits and bonuses, each to the extent earned, accrued and unpaid through the CEO Termination Date, plus (ii) the Usual Salary Amount (as defined in Exhibit A) for a period of six (6) months after the CEO Termination Date, which amounts shall be payable in intervals in accordance with the general payroll payment practice of the Company.

4. Amendment to Section 1 of Exhibit A. Section 1 of Exhibit A of the Agreement is amended by deleting it in its entirety and replacing it with the following:

         1. Base Salary. The Company shall pay Employee a base salary ("Base Salary") equal to: (a) for the period commencing on July 31, 2004 and continuing through and including December 31, 2004, One Hundred Eighty-Five Thousand Dollars ($185,000) per year (the "Usual Salary Amount"); (b) for the period commencing on January 1, 2005 and continuing to the earlier of April 30, 2005 or the date a New CEO is appointed (the "Appointment Date"), Two Hundred Thousand Dollars ($200,000) per year; and (c) commencing on the earlier of April 30, 2005 or the Appointment Date and continuing for the remaining Employment Term, the Usual Salary Amount. In each case, the Base Salary shall be payable in increments as is customarily paid by the Company and shall be subject to increase from time to time as determined in the sole discretion of the Company's Board of Directors. To compensate Employee for the Usual Salary Amount which should



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         have been paid for the period from July 31, 2004 to the date of this
         Amendment (the "Past Period"), the Company shall provide Employee a lump sum payment, subject to applicable withholding and other taxes, in the amount necessary to compensate Employee at the Usual Salary Amount for the Past Period. The Company shall review the Base Salary annually in conjunction with the annual reviews conducted for corporate office personnel.

5. Amendment to Section 2(h) of Exhibit A. Section 2(h) of Exhibit A is hereby amended by deleting it in its entirety and replacing it with the following:

         (h) 2005 Incentive Bonus. Commencing on January 1, 2005 and continuing through the Employment Term, Employee shall be eligible to participate in those bonus and incentive plans and other programs as determined from time to time in the sole discretion of the Company's Board of Directors.

6. Amendment to Section 2 of Exhibit A. The following Section shall be inserted as subsection (j) of Section 2 of Exhibit A:

         (j) Transition, Performance and Retention Bonus. In addition to the bonuses otherwise provided herein, on December 31, 2005, so long as Employee is employed by the Company on such date, or, if not employed by the Company on such date the reason for such unemployment is a termination by the Company without Cause, Employee shall receive a bonus equal to Twenty Thousand Dollars ($20,000) if, on or before June 30, 2005, the Company successfully secures, on behalf of itself or its Affiliate or venture partner, all debt and equity funding necessary for the Company or its Affiliate or venture partner to develop five (5) hotels, each hotel having at least seventy (70) rooms. For purposes of this Section, the Company shall be deemed to have "secured" the required funding, if the funding for at least four (4) hotels has been completed and fully funded, and a firm commitment has been obtained for the funding of the fifth hotel.

7. No Other Amendment. The Employment Agreement has not been amended in any other way other than as set forth in this Amendment.

8. Counterparts. This Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year specified at the beginning hereof.


THE COMPANY:                                          THE EMPLOYEE:


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ARLINGTON HOSPITALITY, INC.                           STEPHEN K. MILLER

By:
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